                                                               EXHIBIT 99.11 (b)

                        CONSENT OF MORNINGSTAR, INC.

        We consent to the reference to our firm under the caption "Performance Data" appearing in the Prospectus of Merrill Lynch, Retirement Benefit Investment Program, Inc., doing business as Merrill Lynch Balanced Fund for Investment and Retirement.

        The use of our,ratings and information in advertisements and sales literature is permissible upon approval by Morningstar.

                                                     Morningstar, Inc.


Date:  11/20/92                                   By: /s/ Mariann Lindsey
                                                      -------------------
                                                          Mariann Lindsey

Morningstar, Inc.
53 West Jackson Blvd.
Suite 460
Chicago, IL 60604